UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2019

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

(441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 13, 2019, Signet Jewelers Limited (“Signet”) issued a press release announcing that Signet has appointed Joan M. Hilson as Chief Financial Officer of Signet (“CFO”) effective April 4, 2019, succeeding current CFO Michele Santana, who will continue to serve as CFO through that date. As previously disclosed, on April 4, 2019, Ms. Santana will transition to the role of Senior Advisor until April 30, 2019.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Ms. Hilson, age 59, joins Signet from David’s Bridal, where she served as EVP, Chief Financial and Operating Officer from 2014 to March 2019.  Prior to that, she was the CFO of American Eagle Outfitters and held several roles within Limited Brands including CFO of the Victoria’s Secret stores division. Earlier in her career she also worked at Sterling Jewelers and Coopers & Lybrand. Ms. Hilson holds a BS in accounting from the University of Akron.

There is no arrangement or understanding between Ms. Hilson and any other persons pursuant to which she was appointed as an officer of Signet, and there is no family relationship between Ms. Hilson and any directors or executive officers of Signet. Ms. Hilson is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with Signet or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Ms. Hilson’s employment will be governed by a termination protection agreement (the “TPA”) between Ms. Hilson and Sterling Jewelers Inc. (the “Company”). Pursuant to the TPA, Ms. Hilson will (i) receive a starting base salary equal to $700,000, (ii) be eligible for an annual bonus with a target of 75% of base salary (with a maximum of 150% of base salary), (iii) be eligible for equity award grants under the Company’s long-term incentive plan, (iv) be eligible to participate in the health and welfare benefit plans and the deferred compensation plan made available generally from time to time to executive officers of the Company, and (v) be entitled to time off as provided under the Signet US Time Off Program, as in effect from time to time. Ms. Hilson will be provided with the following relocation benefits: (i) temporary living expenses for up to 6 months following with a cap of $18,000, (ii) commuting costs for 6 months, and (iii) relocation assistance of up to $200,000. Ms. Hilson will receive a grant of restricted stock units upon the commencement of her employment with a value of $300,000, based on the average high/low stock price on the effective date of her employment. The restricted stock units will be eligible to vest on each of the first three anniversaries of the grant date, subject to her continued employment on each vesting date.

During the term of employment and for specified periods thereafter Ms. Hilson will be subject to confidentiality, non-solicitation, non-competition and non-disparagement restrictions. In addition, Ms. Hilson will be subject to all written policies of the Board of Directors of Signet in effect from time to time, including any policies relating to the clawback of compensation.

The TPA may be terminated for any reason upon 90 days’ prior written notice by Ms. Hilson or the Company. In the event that Ms. Hilson’s employment is terminated by the Company without “cause” (as defined in the TPA) or, following a “change of control”, Ms. Hilson resigns for “good reason” (as those terms are defined in the TPA), in addition to any accrued but unpaid benefits as of the date of termination, Ms. Hilson will be entitled to (i) continued payment of base salary then in effect for 12 months, (ii) a lump sum amount equal to the annual bonus which she would otherwise have received for the fiscal year in which her termination of employment occurred, based on actual performance, (iii) in respect of each then-ongoing award under the Company’s long-term incentive plan as of the date of termination, (a) with respect to awards that vest in whole or in part based on performance, at the end of each completed performance cycle for each such award, vesting calculated based on actual performance during the full performance cycle, prorated based on the number of calendar days that have elapsed since the beginning of the applicable performance cycle through the date of termination and (b) with respect to awards that vest solely based on provision of services, vesting calculated based on the award the executive otherwise would have received for the vesting cycle, prorated based on the number of calendar days that have elapsed since the beginning of the applicable vesting cycle through the date of termination, and (iv) a cash payment equal to the employer contribution to the premium payment for actively employed senior executives with the same level of coverage for up to 12 months. The TPA also provides that in the event of death, in addition to any accrued but unpaid benefits as of the date of termination, Ms. Hilson’s estate will be entitled to (i) 6 months of base salary, (ii) a lump sum amount equal to the annual bonus which she would otherwise have received for the fiscal year in which her termination of employment occurred, based on actual performance and pro-rated for the number of days employed during the fiscal year, and (iii) in respect of each then-ongoing performance cycle under the long-term incentive plan as of the date of termination, (a) with respect to awards that vest in whole or in part based on performance, vesting based on target performance for the performance cycle and prorated for the number of calendar days employed during the performance cycle and (b) with respect to awards that vest solely based on the provision of services, vesting shall be pro-rated based on the number of calendar days employed during the vesting cycle. If Ms. Hilson’s employment is terminated by reason of “disability” (as defined in the TPA), in addition to any accrued but unpaid benefit as of the date of termination, she shall be entitled to the annual bonus she would have otherwise received for the fiscal year in which such termination occurs based on actual performance and prorated for the number of calendar days employed during such fiscal year. If Ms. Hilson is terminated by the Company for cause or resigns for any reason or no reason, she will be entitled to (i) base salary and accrued and unused vacation through the date of termination, (ii) any annual or long term incentive bonus that has been earned for a completed fiscal year or a completed performance cycle ending prior to the effective date of the termination but which remains unpaid as of such date, and (iii) any vested benefits to which Ms. Hilson is entitled under the employee benefit plans of the Company. All severance payments and benefits (that were not accrued prior to termination) will be conditioned on the execution of a general release of claims against the Company, its affiliates, subsidiaries and related parties, and on continued compliance with the restrictive covenants discussed above.

The foregoing description of the TPA is not complete and is qualified in its entirety by the full text of the TPA which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

See Exhibit Index

EXHIBIT INDEX

Exhibit Number	Description

10.1	Termination Protection Agreement, dated March 12, 2019, between Sterling Jewelers Inc. and Joan Hilson

99.1	Press Release of Signet Jewelers Limited, dated March 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED
Date: March 13, 2019

	By:	/s/ Lynn Dennison
	Name:	Lynn Dennison
	Title:	Chief Legal & Transformation Officer